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Exhibit 5.6

[Letterhead of Holme Roberts & Owen LLP]

September 26, 2011

Air Ambulance Specialists, Inc.
Holiday Acquisition Company, Inc.
c/o Emergency Medical Services Corporation
6200 South Syracuse Way, Suite 200
Greenwood Village, CO 80111

Re:
Registration Statement on Form S-4
$950,000,000 8.125% Senior Notes due 2019
of Emergency Medical Services Corporation

Ladies and Gentlemen:

        We have acted as special local counsel with respect to the laws of the State of Colorado to Air Ambulance Specialists, Inc., a Colorado corporation, and Holiday Acquisition Company, Inc., a Colorado corporation (each, a "Colorado Subsidiary Guarantor" and, collectively, the "Colorado Subsidiary Guarantors"), in connection with the filing with the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "Act"), of a Registration Statement on Form S-4 filed with the SEC on September 26, 2011 (the "Registration Statement") relating to the exchange by Emergency Medical Services Corporation, a Delaware corporation (the "Issuer"), of $950,000,000 aggregate principal amount of the Issuer's 8.125% Senior Notes due 2019, for up to $950,000,000 aggregate principal amount of the Issuer's 8.125% Senior Notes due 2019 (the "New Notes"), which are to be registered under the Act pursuant to the Registration Statement (the foregoing, the "Transaction"). The New Notes are to be issued pursuant to the Senior Notes Indenture, dated as of May 25, 2011, between the Issuer and Wilmington Trust, National Association (successor by merger to Wilmington Trust FSB), as trustee (the "Trustee"), as amended by the First Supplemental Indenture, dated as of May 25, 2011, between the Issuer and the Trustee, and as amended by the Second Supplemental Indenture, dated as of May 25, 2011, among the Issuer, the Trustee and the guarantors party thereto (including the Colorado Subsidiary Guarantors) (the "Indenture"). The obligations of the Issuer pursuant to the New Notes are each to be guaranteed by the Colorado Subsidiary Guarantors pursuant to and as set forth in Article XIII of the Indenture (the "Guarantees").

        In connection with this opinion, we have examined the following documents:

  i.
  Form of the New Notes;

  ii.
  The Indenture;

  iii.
  Copies of the articles of incorporation and bylaws of the Colorado Subsidiary

    Guarantors and applicable board resolutions of the Colorado Subsidiary Guarantors dated as of May 25, 2011, certified as being complete, true and correct by an officer of each such Colorado Subsidiary Guarantor;

  iv.
  Certificates issued by the Colorado Secretary of State, dated as of September 14, 2011, relating to the good standing of the Colorado Subsidiary Guarantors in the State of Colorado (the "Certificates of Good Standing");

  v.
  The Registration Statement; and

  vi.
  Originals or copies of such other corporate documents and records of the Colorado Subsidiary Guarantors and certificates of officers of the Colorado Subsidiary Guarantors as we have deemed necessary as a basis for the opinions expressed herein.

        In such examination, we have assumed the genuineness of all signatures, the legal competency of each individual executing any such documents, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies of originals and the authenticity of the originals of such copies. As to all factual matters material to the opinions expressed herein, we have (with your permission and without any investigation or independent verification) relied upon, and assumed the accuracy and completeness of, such certificates and corporate documents and records and the statements of fact and representations and warranties contained in the Indenture and the other documents and instruments examined by us.

        Based solely upon the foregoing and subject to the comments, qualifications and other matters set forth herein, we are of the opinion that (subject to compliance with the pertinent provisions of the Act and, with respect to the Indenture and the Guarantees, the Trust Indenture Act of 1939, as amended, and to compliance with such securities or "blue sky" laws of any jurisdiction as may be applicable, as to which we express no opinion):

        1.     Each Colorado Subsidiary Guarantor is a corporation validly existing and in good standing under the laws of the State of Colorado.

        2.     Each Colorado Subsidiary Guarantor has the requisite corporate power and authority to execute and deliver the Indenture and the Guarantees and to perform its obligations thereunder.

        3.     The execution, delivery and performance by each Colorado Subsidiary Guarantor of the Indenture and the Guarantees have been duly authorized by all requisite corporate action on the part of such Colorado Subsidiary Guarantor, and the Indenture has been duly executed and delivered by the Colorado Subsidiary Guarantors.

        In rendering this opinion we have made no examination of and express no opinion with respect to (i) the characterization of the Transaction, the New Notes or the Guarantees under tax laws and regulations or the tax liabilities of the parties with respect thereto, (ii) matters of anti-trust laws, (iii) matters relating to the statutes and ordinances, the administrative decisions, and the rules and regulations of counties, towns, municipalities and special political subdivisions (whether created or enabled through legislative action at the federal, state or regional level), and similar matters of local law, and judicial decisions to the extent that they deal with any of the foregoing, (iv) matters of securities laws, including, without limitation, any blue sky laws, (v) compliance with applicable antifraud statutes, rules or regulations, (vi) matters of anti-money laundering laws, or (vii) insolvency, pension, employee benefit, environmental, intellectual property, banking, insurance, labor, health or safety laws. Without limiting the foregoing, no opinion is expressed herein with respect to (a) the qualification of the New Notes or the Guarantees under the securities or blue sky laws of any federal, state or any foreign jurisdiction, or (b) the compliance with any federal or state law, rule or regulation relating to securities, or to the sale or issuance thereof.

        The opinions expressed herein are limited to the substantive laws of the State of Colorado. The opinions expressed herein with respect to the existence and good standing of the Colorado Subsidiary Guarantors in the State of Colorado are based solely upon the Certificates of Good Standing.

        We consent to your filing this opinion as an exhibit to the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and to the reference to our firm under the caption "Validity of the Notes" in the prospectus contained in the Registration Statement. In giving such consent, we do not hereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the SEC promulgated thereunder.

        Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matter. The opinions expressed herein are rendered as of the date hereof. We do not undertake to advise you of matters that may come to our attention subsequent to such time as the Registration Statement is declared effective and that may affect the opinions expressed herein, including without limitation, future changes in applicable law. This letter is our opinion as to certain legal conclusions as specifically set forth herein and is not and should not be deemed to be a representation or opinion as to any factual matters. The opinions expressed herein are rendered in connection with the Registration Statement for the benefit of the Colorado Subsidiary Guarantors and Debevoise & Plimpton LLP. The opinions expressed herein may not be quoted in whole or in part or otherwise used or referred to in connection with any other transactions.

Very truly yours,

/s/ Holme Roberts & Owen LLP

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  Exhibit 5.6